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                                                                    Exhibit 2.3

                                  ESCROW AGREEMENT

     THIS AGREEMENT is made this 21st day of December 1998, by and among, TVCA, LLC a Delaware limited liability company as "Purchaser," TELEVIDEO, INC., a Delaware corporation, as "Seller", and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as "Escrow Agent".

     WHEREAS, Purchaser is acquiring certain real property from Seller located at 2345 Harris Way, San Jose, California (the "Property"); and

     WHEREAS, Purchaser has delivered to Seller a promissory note ("Note") in the amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) in connection with its acquisition of the Property, a true and correct copy of which is attached hereto as Exhibit "1."

     WHEREAS, the monthly amount due Seller on the Note is Twenty One Thousand Seven Hundred Thirty Five and 34/100 Dollars ($21,735.34).

     NOW, THEREFORE, in consideration of the premises, and further consideration of the covenants set forth hereafter, it is hereby agreed mutually as follows:

I.   DESIGNATION AS ESCROW AGENT.

     Subject to the terms and conditions hereof, Purchaser and Seller hereby appoint Wilmington Trust Company as Escrow Agent and Wilmington Trust Company hereby accepts such appointment.

II.  DEPOSIT OF ESCROW FUNDS.

     (a) Upon execution of this Escrow Agreement, Purchaser shall deposit the sum of One Hundred Dollars ($100.00) into an account (the "Escrow Account") established with Escrow Agent. In addition to such initial deposit, Escrow Agent shall receive a monthly amount from Finova Realty Capital, Inc., a Delaware corporation ("FRC") for immediate deposit into the Escrow Account. At all times from and effect the date of this Agreement, Purchaser shall be the sole owner of the Escrow Account.

     (b) Escrow Agent will hold the initial deposit and all subsequent deposits from FRC in the Escrow Account, together with all investments thereof and all interest accumulated thereon and proceeds therefrom, in escrow upon the terms and conditions set forth in this Escrow Agreement and shall not disburse funds from the Escrow Account except as provided herein.

     (c) Unless otherwise directed by Purchaser, Escrow Agent shall invest the Escrow Account solely in securities issued or guaranteed by the United States or an agency thereof, or in securities of mutual funds the assets of which are invested in securities issued or guaranteed by the United States or an agency thereof, or in repurchase agreements involving securities issued or guaranteed by the United States or an agency thereof, or in certificates of deposit issued by banks.


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III. DISBURSEMENT OF ESCROW ACCOUNT.    Escrow Agent will make the following
disbursements to Purchaser and Seller on the first day of each month.

     (a) To Seller, the sum of Twenty One Thousand Seven Hundred Thirty Five and 34/100 Dollars ($21,735.34).

     (b) To Purchaser, the amount remaining in the Escrow Account after the payment to Seller as set forth above; provided, however, that Escrow Agent may retain a sufficient amount in the Escrow Account in order to keep the account open.

IV.  AUTHORITY OF ESCROW AGENT AND LIMITATION OF LIABILITY.

     (a) In acting hereunder, Escrow Agent shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and Escrow Agent shall not be liable for any act done or omitted to be done, by it in the absence of its gross negligence or willful misconduct.

     (b) Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized so to do.

     (c) Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

     (d) Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

     (e) Seller shall pay to Escrow Agent compensation for its services hereunder to be determined from time to time by the application of the current rates than charged by Escrow Agent for accounts of similar size and character, with a minimum rate of Twenty Five Hundred Dollars ($2,500.00) per annum. Seller shall also pay to Escrow Agent an initial set up fee of Three Thousand Dollars ($3,000.00). In the event Escrow Agent renders any extraordinary services in connection with the escrow account at the request of the parties, Escrow Agent shall be entitled to additional compensation therefor. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations or Purchaser and Seller hereunder. The terms of this paragraph shall survive termination of this Agreement.

     (f) Purchaser and Seller hereby agree, jointly and severally, to indemnify Escrow Agent and hold it harmless from any and against all liabilities, loses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including,


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without limitation, attorney's fees and expenses, which Escrow Agent may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by Escrow Agent's gross negligence or willful misconduct. Escrow Agent shall have a first lien against the Escrow Account to secure the obligations of the parties hereunder. The terms of this paragraph shall survive termination of this Agreement.

     (g) In the event Escrow Agent receives conflicting instructions hereunder, Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of Escrow Agent. In addition, Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties, and the parties shall pay all costs, expenses and disbursements in connection therewith, including attorney's fees. For purposes of this Escrow Agreement, the parties hereto agree to submit to the jurisdiction of the courts of the State of Delaware.

     (h) Escrow Agent may resign as Escrow Agent, and, upon its resignation, shall thereupon be discharged from any and shall further duties and obligations under this Agreement by giving notice in writing of such resignation to Purchaser and Seller, which notice shall specify a date upon which such resignation shall take effect. Upon the resignation of Escrow Agent, Purchaser and Seller shall, within sixty (60) business days after receiving the foregoing notice from Escrow Agent, designate a substitute escrow agent (the "Substitute Escrow Agent"), which Substitute Escrow Agent shall, upon its designation and notice of such designation to Escrow Agent, succeed to all of the rights, duties and obligations of Escrow Agent hereunder.

IV.  NOTICES.

     Except as otherwise provided herein, any notices, instruction or instrument to be delivered hereunder shall be in writing and shall be sent by certified or registered mail, postage prepaid, return receipt requested, or sent by facsimile, nationally-recognized overnight courier addressed to the parties or delivered by hand to the addresses forth on the signature page hereof or at such other address specified in writing by the addressee. Notices shall be deemed communicated upon the earlier of receipt or seventy-two (72) hours from the time of mailing as provided in this Article IV, and on the business day or first business day following transmission if given by facsimile.

V.   AMENDMENT.

     This Escrow Agreement may not be amended, modified, supplemented or otherwise altered except by an instrument in writing signed by the parties hereto.

VI.  TERMINATION.

     This Agreement will terminate upon the disbursement of all funds in the Escrow Account, as provided above, by the Escrow Agent.


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VII. GOVERNING LAW.

     This is a Delaware contract and shall be governed by Delaware law in all respects.

VIII. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall consitute and be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be hereto subscribed by their respective authorized representatives as of the day and year first above written.




TVCA, LLC                             WILMINGTON TRUST COMPANY,
as Purchaser                          Escrow Agent

By: /s/ C. Frederick Wehba II         By:
   --------------------------            ------------------------
   C. Frederick Wehba II, President       Title:
   TVCA, INC./ Manager

Address:                              Address:
1900 Avenue of the Stars, Suite 2840  Rodney Square North
Los Angeles, CA 90067                 1100 North Market Street
Fax No.: (310) 282-8585               Wilmington, Delaware 19890
Tel No.: (310) 282-8000               Fax No.: (302) 651 - 1576
Attention: C. Frederick Wehba II      Tel No.: (302) 651 - 1834
                                      Attention: W. Chris Sponenberg

TELEVIDEO, INC.
as Seller

BY: /s/ K. Philip Hwang
   ---------------------------
   K. Philip Hwang, CEO

Address:
2345 Harris Way
San Jose, CA 95131
Fax No.: (408) 954-0622
Tel No.: (408) 954-8333


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                                    EXHIBIT "1"

                                  PROMISSORY NOTE

$2,750,000.00                                                December ___, 1998

1. For value received, the undersigned, TVCA HOLDING LLC, a Delaware limited liability company ("Maker"), promises to pay to the order of TELEVIDEO, INC., a Delaware corporation ("Payee"), or order, at 2345 Harris Way, San Jose, CA 95131, or other address directed by Payee, the principal sum of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) with interest at the rate of seven and one-quarter percent (7.25%) per annum from the date hereof with monthly payments based on an amortization period of twenty
     (20) years. If not earlier paid in full, any unpaid principal and all accrued interest shall be due and payable on December 1, 2013.

2. Principal and accrued interest shall be payable in equal monthly installments of Twenty One Thousand Seven Hundred Thirty Five and 34/100 Dollars ($21,735.34) each on the first day of each month commencing on January 1, 1999. On December 1, 2013, the outstanding principal balance and any and all accrued interest then due and payable shall be paid in full to Payee by Maker.

3. Both principal and interest shall be payable to Payee, or at any other place hereafter designated in writing by the holder(s) and delivered to Maker. All sums shall be deemed paid upon receipt of same by the holder(s) hereof.

4. This Promissory Note is secured by that certain Pledge and Security Agreement ("Pledge Agreement") of even date herewith executed by all of the members of Maker and that certain Escrow Agreement ("Escrow Agreement") of even date herewith executed by Maker, Payee, and Wilmington Trust Company, a Delaware banking corporation.

5. Payments on this Promissory Note shall be applied first to payment of any late charges, second to payment of accrued interest and third to the outstanding principal.

6. Maker shall have the right to prepay all or any portion of the indebtedness evidenced by this Promissory Note at any time without premium or penalty.

7. Subject in all events to the provisions of Section 8 hereof, (i) if Maker fails to pay in full any monthly installment of principal and interest or any other sums required to be paid pursuant to this Promissory Note in the manner set forth in the Escrow Agreement, within ten (10) days after the due date, or (ii) if Maker defaults in the performance or observance of any covenant or condition contained in the Pledge Agreement and the Escrow Agreement and such default is not cured within thirty (30) days after receipt of written notice of such default, or (iii) if, pursuant to that certain lease ("Lease") dated as of December __, 1998 between TVCA, LLC, a Delaware limited liability company, as landlord, and Payee, as tenant, with respect to certain real property and improvements located in San Jose, CA, particularly described in the Lease ("Premises"), Payee is


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     required to purchase the Premises from TVCA, LLC in accordance with the terms of the Lease, then and in any of such events, the holder of this Promissory Note may, without further notice, immediately declare to be due and payable the entire outstanding indebtedness evidenced by this Promissory Note.

8. Notwithstanding any provisions of this Promissory Note to the contrary, the performance of Maker's obligations pursuant to this Promissory Note are conditioned upon Payee, as tenant under the Lease, timely tendering to TVCA, LLC all rent, charges and monetary obligations under the Lease ("Lease Payments") as and when the same become due and payable in accordance with the terms of the Lease. In the event that Payee is late in tendering any Lease Payment to TVCA, LLC, then the applicable due date for Maker's performance of any of Maker's obligations under this Promissory Note shall automatically be extended for the same period of time that Payee was delinquent in the payment of such Lease Payment. Further, in the event that the Lease is terminated pursuant to Section 10 of the Lease due to a default on the part of Payee as tenant thereunder, then, in such event, this Promissory Note shall be deemed to be immediately satisfied in full and Maker shall have no further obligation to Payee hereunder.

9.   This Promissory Note shall be binding Maker and its successors and assigns.


                                        TVCA HOLDING LLC,
                                        a Delaware limited liability company

                                        By:
                                           -------------------------------
                                           C. Frederick Wehba II, Manager


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

                                    BILL OF SALE

                                    [Equipment]

     KNOW ALL MEN BY THESE PRESENTS THAT, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TELEVIDEO, INC., a Delaware corporation ("Seller") does hereby grant, bargain, sell, deliver, carry, transfer, set over and assign (or cause to be granted, bargained, sold, delivered, carried, transferred, set over and assigned) unto TVCA, LLC, a Delaware limited liability company ("Purchaser"), its successors and assigns, all of the "Equipment", as that term is defined in that certain Real Estate Purchase Agreement ("Purchase Agreement") dated December 21, 1998 by and between Seller and Purchaser for the purchase and sale of certain real property and improvements and related property located in San Jose, CA and as more particularly described on EXHIBIT A attached hereto and made a part hereof.

     It is the intention of this instrument to convey, transfer and assign to Purchaser, and Seller represents and warrants to Purchaser that this instrument does convey, transfer and assign to Purchaser, all right, title and interest in and to the Equipment. Seller, for itself and its successors and assigns, further represents and warrants that Seller has good and valid title in and to the Equipment, that Seller has the right, power and capacity to sell the Equipment, and that the Equipment is free and clear of covenants, conditions, liens, charges, security interests, adverse claims, encumbrances, demands or other title defects or restrictions of any kind, including, without limitation, any restrictions on the ability of Purchaser to transfer the Equipment.

     Seller agrees to execute and deliver, or cause to be executed and delivered, all such further assignments, endorsements or other documents as Purchaser may reasonably request for the purpose of effecting transfer of all right, title and interest in and to the Equipment.

     TO HAVE AND TO HOLD the Equipment unto Purchaser, its successors and assigns, to and for its and their own use forever.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed by its duly authorized officer as of the 21st day of December, 1998.

                                       TELEVIDEO, INC.,
                                       a Delaware corporation

                                       By: /s/ K. Philip Hwang
                                          -------------------------
                                          K. Philip Hwang, CEO